Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 1, 2011 (this “Amendment”), is by and between HURCO COMPANIES, INC., an Indiana corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (the "Bank").

RECITALS

A.           The Borrower and the Bank have entered into that certain Credit Agreement dated as of December 7, 2007, as amended by First Amendment to Credit Agreement dated as of October 30, 2009 (the "Credit Agreement").

B.           The Borrower and the Bank desire to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1.  AMENDMENTS TO CREDIT AGREEMENT

Subject to Article 2 of this Amendment, the Credit Agreement hereby is amended as follows:

1.1           Section 6.11 is amended and restated as follows:

6.11.      Indebtedness.  The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)           The Loans, the other Outstanding Facilities, and the Reimbursement Obligations.

(ii)          Indebtedness arising under Rate Management Transactions.

(iii)         The Hurco GmbH Facility and a guaranty of payment of the Hurco GmbH Facility from the Borrower or any Subsidiary.

(iv)        Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary and Indebtedness of the Borrower owing to any Subsidiary.

(v)         The UK Facility, the Taiwan Facility (or one or more Replacement Taiwan Facilities in an aggregate principal amount up to the principal amount of the Taiwan Facility when it was available), the Hurco UK Guaranty and the Hurco Taiwan Guaranty.

(vi)        Product warranty obligations incurred in the ordinary course of business.

(vii)       Indebtedness of the Borrower’s wholly-owned Subsidiary, Ningbo Hurco Machine Tools Co. Inc., to the Bank (the “Ningbo Hurco Indebtedness”)  and a guaranty of payment of the Ningbo Hurco Indebtedness from the Borrower or any Subsidiary in favor of the Bank.

(viii)      [Reserved]

(ix)         Subordinated Indebtedness.

(x)          So long as the Consolidated Net Income of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters of the Borrower ending with the then last fiscal quarter for which financial statements have been furnished under Section 6.1(ii) was equal to or greater than $0 (it being understood that such Consolidated Net Income is to be determined for the entire period of four consecutive fiscal quarters taken as one accounting period), Indebtedness (other than Indebtedness permitted under subparts (i) through (ix) of this Section 6.11) the aggregate outstanding principal amount of which, together with the aggregate Contingent Obligations of the Borrower and its Subsidiaries as guarantors of Indebtedness of customers and other Indebtedness permitted under subpart (xi) of this Section 6.11, does not at any time exceed $10,000,000.00.

(xi)          (A) Contingent Obligations of the Borrower and its Subsidiaries as guarantors of Indebtedness of their respective customers and (B) other Indebtedness existing as of the First Amendment Date or subsequently incurred when permitted under subpart (x) of this Section 6.11, in an aggregate amount for the foregoing clauses (A) and (B) not exceeding $10,000,000.00 at any time.

 ARTICLE 2.  CONDITIONS PRECEDENT

As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Bank shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Bank:

2.1   This Amendment duly executed on behalf of the Borrower and the Bank, together with the Reaffirmation and Acknowledgment at the end of this Amendment duly executed by each Guarantor.

2.2    Such other documents and completion of such other matters as the Bank may reasonably request.

 ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants that:

3.1   The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

3.2   This Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

3.3   No consent, approval or authorization of or declaration, registration or filing with any governmental or nongovernmental person or entity, including without limitation any creditor, stockholder or lessor of the Borrower, is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

3.4   After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article V of the Credit Agreement and in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.  No Default or Unmatured Default has occurred and is continuing.

 ARTICLE 4.  MISCELLANEOUS

4.1  If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an event of default under the Credit Agreement.

4.2  All references to the Credit Agreement in the Note, any other Loan Documents or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

4.3  Except as amended hereby, the Credit Agreement and the other Loan Documents shall in all respects continue in full force and effect.

4.4   Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5  This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

4.6  The Borrower agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.7   This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

4.8  Each party hereto, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Amendment, or any agreement referenced herein or other related instrument or agreement, or any of the transactions contemplated by this Amendment, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them.  None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by both of them.

4.9   The Borrower agrees to execute any and all documents reasonably deemed necessary or appropriate by the Bank to carry out the intent of, and/or to implement, this Amendment.

4.10 This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof.  This Amendment is binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns.  If any of the provisions of this Amendment are in conflict with any applicable statute or rule or law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

4.11 No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank's rights and remedies hereunder or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Bank; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege.  No right or remedy conferred upon or reserved to the Bank under this Amendment or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Bank is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law.  Every right and remedy granted by this Amendment or under any Loan Document or any other agreement or instrument of the Borrower with or in favor of the Bank or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

HURCO COMPANIES, INC.

/s/ John G. Oblazney
John G. Oblazney
Vice President & Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

/s/ Thomas W. Harrison
Thomas W. Harrison
Vice President & Senior Underwriter

GUARANTOR REAFFIRMATION AND ACKNOWLEDGMENT

Each of the undersigned Guarantors hereby acknowledges and agrees that it has reviewed and fully consents to the foregoing Second Amendment to Credit Agreement (the "Amendment"), that the Subsidiary Guaranty made as of December 7, 2007 by the undersigned in favor of the Bank (the "Guaranty") continues in full force and effect, that the guaranteed obligations under each Guaranty shall include, among other things and without limitation, all indebtedness, obligations and liabilities of the Borrower under the Credit Agreement, as amended by the Amendment and as further amended or modified from time to time, and that each of the undersigned has no defenses, counterclaims or offsets with respect thereto.  All references to the Credit Agreement in the Guaranty hereafter shall be deemed references to the Credit Agreement, as amended by the Amendment.  Except as otherwise expressly set forth herein, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amendment or the Credit Agreement, as the case may be.

HURCO INTERNATIONAL, INC.

/s/ John G. Oblazney
John G. Oblazney
Vice President & Chief Financial Officer

HURCO INTERNATIONAL HOLDINGS, INC.

/s/ John G. Oblazney
John G. Oblazney
Vice President & Chief Financial Officer